UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 7, 2010

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

As disclosed in the Company’s 2009 Annual Report on Form 10-K, effective December 27, 2009, the Company deconsolidated the accounts of GLOBALFOUNDRIES Inc. (GF) and began to account for its investment in GF under the equity method of accounting. Under the accounting guidelines pertaining to deconsolidation, the Company’s opening investment in GF is required to be recorded at fair value as of the date of deconsolidation. The difference between this initial fair value of the investment in GF and the net carrying book value is recognized as a gain or loss in earnings. On April 7, 2010, the Company completed a valuation analysis to determine the initial fair value of its investment in GF. Based on this analysis, in the fiscal quarter ended March 27, 2010, the Company will recognize a non-cash, one-time gain related to the deconsolidation of approximately $325 million in the Other income (expense), net line on its Consolidated Statement of Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2010	ADVANCED MICRO DEVICES, INC.

	By:	/s/ FAINA MEDZONSKY
	Name:	Faina Medzonsky
	Title:	Assistant Secretary